THE VALUE LINE SPECIAL SITUATIONS FUND, INC.

                              ARTICLES OF AMENDMENT


      The Value Line Special Situations Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      (1) The charter of the Corporation is hereby amended by replacing Article "SECOND" in its entirety to read as follows:

      "SECOND: The name of the corporation is Value Line Premier Growth Fund, Inc. (hereinafter called the "Corporation")."

      (2) The foregoing amendment to the charter was approved by the Board of Directors and stockholders of the Corporation at meetings duly held on June 16, 2005 and October 5, 2005, respectively.

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by Jean Bernhard Buttner, as President, and attested by David T. Henigson, its Secretary, this 5th day of October, 2005.


                          THE VALUE LINE SPECIAL SITUATIONS FUND, INC.

                          By: /s/ Jean Bernhard Buttner
                              -------------------------
                              Jean Bernhard Buttner,
                              President


ATTEST:

By:      /s/ David T. Henigson
         ---------------------
         David T. Henigson
         Secretary
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      The undersigned, Jean Bernhard Buttner and David T. Henigson, hereby certify that they have signed the foregoing Articles of Amendment for and on behalf of The Value Line Special Situations Fund, Inc. and hereby state under penalty of perjury that to the best of their knowledge, information and belief, the matters and facts set froth in the foregoing Articles of Amendment are true in all material respects.


                                                     /s/ Jean Bernhart Buttner
                                                     -------------------------
                                                     Jean Bernhart Buttner


                                                     /s/ David T. Henigson
                                                     ---------------------
                                                     David T. Henigson